UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2012

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54756
(Commission File Number)

N/A
(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA  95129
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (708) 538-3373

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 4, 212, we filed with the Delaware Secretary of State a Certificate of Amendment of Certificate of Incorporation, wherein we have increased our authorized share capital to 510,000,000 shares of stock as follows:

500,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001.

To the fullest extent permitted by the laws of the State of Delaware (currently set forth in GCL 151 and 157), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation.  The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

The increase of authorized capital was approved by our board of directors on July 1, 2012 and by a majority of our stockholders by a resolution dated July 1, 2012.

Item 9.01 Financial Statements and Exhibits

3.01	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Jordan Starkman
Jordan Starkman
President
Date: December 11, 2012